SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 5, 2012

Independence Resources Plc

(Exact Name of Registrant as Specified in Charter)

England	000-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

7 Office Way, Suite 218, Hilton Head, SC	29928
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 715-9504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2012, the Company received Wesley Holland’s resignation from the Board of Directors effective September 7, 2012. The Company wishes to thank Mr. Holland for his service as director of the Company. No replacement director was appointed to replace Mr. Holland on the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Independence Resources PLC

Date: September 7, 2012	By:	/s/ John P. Ryan
John P. Ryan, Chief Executive Officer